Exhibit 99.1

InspireMD Pre-Announces a Fourth Quarter 2014 Revenue Increase of 200% Over the Third Quarter of 2014 and Provides Update on Corporate and Commercial Strategies

Near-term Focus On Carotid and DES Products, Streamlined Operations

BOSTON, MA – January 5, 2015 – InspireMD, Inc. (NYSE MKT: NSPR) (“InspireMD” or the “Company”), a leader in stent embolic protection systems (“EPS”), today announced its revenue and cash position for the 2014 fourth quarter, ended December 31. Total revenues were approximately $900,000, which represented a greater than 200% sequential increase over the reported revenue for the third quarter of 2014. InspireMD is also reporting cash and cash equivalents of approximately $6.3 million, as compared to approximately $5 million reported for the 2014 third quarter, reflecting net proceeds of $7.4 million from the Company’s registered direct offering in November 2014.

Alan Milinazzo, CEO of InspireMD, commented: “The robust fourth quarter sequential revenue growth reflects further traction in our coronary market re-entry with the MGuard™ Prime EPS. Our selling efforts were bolstered by MASTER II 30 day data, which were consistent with the positive mortality data trend we have seen in previous MGuard studies. Further, the Limited Market Release (LMR) of our CGuard™ complemented our selling efforts and we expect significant revenue contributions throughout 2015 after we launch our RX CGuard platform in the latter half of the first quarter of 2015.”

The recent shift in the strategic focus of the Company outlined in November, as well as subsequent reductions in spending on headcount and clinical programs has improved the Company’s near term financial outlook. Targeting both CGuard and favorable bare metal stent (BMS) markets by geography, in combination with streamlined development and pre-clinical drug eluting stent (DES) spending, has had an immediate positive financial impact to the Company. Additionally, the full board of directors has converted 2015 cash compensation to equity based compensation. The net financial impact of improving revenues and recent organizational and spending reductions is anticipated to reduce the cash consumption rate of the company by 50% during 2015.

Mr. Milinazzo added: “With revenues ramping and spending reduced, we believe the Company can do two key things: focus on the foundation work required to make an impact with CGuard in the carotid market, as well as finalize our strategic partners for the DES program. We are confident that the success of our pre-clinical work should position the company to submit a DES MicroNet™ platform for CE Registration no later than the second half of 2015.”

InspireMD initiated limited market release of CGuard for carotid stenting in October 2014, and plans to launch a full market commercial program in the first quarter of 2015 after the RX CGuard system receives CE approval. In September, at the TCT Conference, InspireMD reported positive results from the CARENET clinical trial. The trial achieved its primary endpoint with 0% MACE, which is defined as no death, stroke or myocardial infarction at 30 days. The incidence of new ischemic lesions as assessed by Diffusion Weighted Magnetic Resonance Imaging after carotid artery stenting was also reduced by almost 50%, in comparison to published historical control groups of non-mesh covered carotid stents. Furthermore, the CARENET trial also reported an average lesion volume per patient that was 10 times smaller than the historical control groups. The Company expects to receive a CE mark for the Carotid RX system as well as report six-month CARENET data early in the first quarter of 2015.

About Stenting and MGuard™ Prime EPS

Standard stents were not engineered for heart attack patients. They were designed for treating stable angina patients whose occlusion is different from that of an occlusion in a heart attack patient.

In acute heart attack patients, the plaque or thrombus is unstable and often breaks up as the stent is implanted causing downstream blockages (some of which can be fatal) in a significant portion of heart attack patients.

The MGuard Prime EPS is integrated with a precisely engineered micro net mesh that is designed to prevent the unstable arterial plaque and thrombus (clots) that caused the heart attack blockage from breaking off.

While offering superior performance relative to standard stents in STEMI patients with regard to mortality based on our MASTER I and MASTER II data, the MGuard Prime EPS requires no change in current physician practice – an important factor in promoting acceptance and general use in time-critical emergency settings.

About CGuard EPS

The proprietary CGuard EPS uses the same MicroNet technology featured on the MGuard™ and MGuard Prime™ coronary embolic protection systems. The MicroNet technology is a single fiber knitted mesh wrapped on an open cell stent platform designed to trap debris that can dislodge and travel downstream after a patient is treated with traditional stenting methods. This technology seeks to protect patients from plaque debris and blood clots breaking off and which can lead to life threatening strokes. The size, or aperture, of the MicroNet ‘pore’ is only 150-180 microns in order to maximize protection against the potentially dangerous plaque and thrombus within the carotid artery.

MGuard EPS and CGuard EPS are CE Mark approved. MGuard EPS and CGuard EPS, however, are not approved for sales in the U.S. by the U.S. Food and Drug Administration at this time.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MGuard™ with MicroNetTM technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuardTM) and peripheral artery procedures. InspireMD's common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

Forward-looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Transition Report on Form 10-KT and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:

Craig Shore

Chief Financial Officer

InspireMD Inc.

Phone: 1-888-776-6804

Email: craigs@inspiremd.com